Exhibit 8.1

[Letterhead of Bracewell & Giuliani LLP]

October 18, 2011

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re: Registered Offering of Common Units Issued by Chesapeake Granite Wash Trust

Ladies and Gentlemen:

We have acted as special counsel for Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the registration by Chesapeake Granite Wash Trust, a Delaware statutory trust (the “Trust”), under the Securities Act of 1933, as amended (the “Securities Act”), of common units representing beneficial interests in the Trust (the “Common Units”), pursuant to the registration statement of the Trust and the Company on Form S-1 and Form S-3 (File Nos. 333-175395 and 333-175395-01, respectively) initially filed with the Securities and Exchange Commission on July 7, 2011 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have examined originals or copies of the Registration Statement and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, all statements of legal conclusions in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

Chesapeake Energy Corporation

October 18, 2011

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Bracewell & Giuliani LLP